EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Belmont Capital Management, Inc. as General Partner of Bromwell Financial Fund, LP, certify that (i) the Amendment No. 1 to Form 10-K for the year ended December 31, 2006 of Bromwell Financial Fund, LP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Amendment No. 1 to the Form 10-K for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Bromwell Financial Fund, LP.


BROMWELL FINANCIAL FUND, LP
By:	Belmont Capital Management, Inc., General Partner


By: /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer


Date:	July 3, 2007